Consent by Stockholders of Stonepath Group Inc.
To Action Without a Meeting

THIS CONSENT IS SOLICITED BY THE STONEPATH VALUE COMMITTEE

The undersigned, a stockholder of record of Stonepath Group Inc. (“Stonepath”) hereby consents, pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of Common Stock, par value $.001 per share, of Stonepath which the undersigned is entitled to vote in all capacities, to the following action without a meeting, without prior notice and without a vote:

RESOLVED, that, in the best interests of Stonepath, the removal without cause of directors of Stonepath, Slobodan Andjic, Martin Muller-Romheld and Nowroz Jal Cama, and any person or persons elected to the Stonepath Board of Directors to fill any vacancy arising since the last annual meeting of stockholders, or any newly created directorships, is hereby approved.

___ CONSENTS	___ CONSENT WITHHELD	___ ABSTAINS

To withhold consent to the removal of any director, write his/her name in the following space:

RESOLVED, that the slate of Committee to Protect Stonepath, Seth Lukash, Robert Arovas and Gary Herman (the “Slate”), is hereby elected to the Stonepath Board of Directors to fill the newly created vacancies on the Board of Directors, and the members of the Slate shall serve until their respective successors are duly elected and qualify.

___ CONSENTS	___ CONSENT WITHHELD	___ ABSTAINS

To withhold consent to the election of any member of the Slate, write his/her name in the following space:

INSTRUCTIONS

Check the appropriate box above to consent or withhold consent to, or abstain from, the foregoing resolutions.

If no box is marked with respect to either or each of the above resolutions, the undersigned will be deemed to consent to such resolution or resolutions.

IN WITNESS WHEREOF, the undersigned has executed this stockholder consent on the date set forth below.

Date:

Signature of Stockholder

Signature (if held jointly)

Name and Title of Representative (if applicable)

IMPORTANT NOTE TO STOCKHOLDERS:

Please sign exactly as your shares are registered. Joint owners should both sign. When signing as executor, trustee, administrator, guardian, officer of a corporation, attorney-in-fact or in any other fiduciary or representative capacity, please give your full name. This consent, when executed, will vote all shares held in all capacities. Be sure to date this Consent Card.

**THIS IS YOUR CONSENT CARD**